Exhibit 5.1

400 Renaissance Center Detroit, Michigan 48243 www.dykema.com Tel: (313) 568-6800 Fax: (313) 568-6658
June 16, 2011
Aastrom Biosciences, Inc.
Domino’s Farms, Lobby K
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105

Re:	Prospectus Supplement to Registration Statement on Form S-3 (Reg. No. 333-170581)
Ladies and Gentlemen:
     As special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), we are rendering this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement (“Prospectus Supplement”) to the Company’s registration statement on Form S-3 (File No. 333-170581), as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Prospectus Supplement relates to the issuance and sale from time to time by the Company through McNicoll, Lewis & Vlak LLC, acting as agent and/or principal (the “Sales Agent”), of up to $20,300,000 in aggregate offering price of shares (the “Placement Shares”) of Common Stock, no par value per share (the “Common Stock”), of the Company pursuant to the At Market Issuance Sales Agreement, dated as of June 16, 2011 the (“Sales Agreement”), by and between the Company and the Sales Agent.
In rendering the opinions set forth below, we have examined and have relied upon originals or copies (certified or otherwise identified to our satisfaction) of the following documents:
     (a) the Registration Statement;
     (b) the base prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement;
     (c) the Sales Agreement;
     (d) the Restated Articles of Incorporation of the Company, as amended to date (the “Restated Articles”);
     (e) the Bylaws of the Company, as amended to date (the “Bylaws”);
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Aastrom Biosciences, Inc.
June 16, 2011

     (f) a certificate (the “Certificate”) of the Chief Executive Officer and Chief Financial Officer of the Company certifying as to the proceedings of the Board of Directors authorizing the Offering (as defined below) and the issuance of the Placement Shares; and
     (g) a good standing certificate issued for the Company by the Michigan Department of Licensing and Regulatory Affairs (such department and its predecessors and successors, the “Michigan Department”).
     The transactions contemplated by the Sales Agreement are referred to in this opinion letter as the “Offering.”
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have assumed that the Sales Agreement is enforceable in accordance with its terms. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. We have assumed that payment and delivery of the Placement Shares is made in accordance with the terms set forth in the Sales Agreement and other agreements and documents relating to the issuance and sale of the Placement Shares. In addition, we have assumed that the certificates representing the Placement Shares will be duly executed and delivered.
     On the basis of the foregoing, we are of the opinion that the Placement Shares have been duly authorized and, when issued in accordance with the terms of the Sales Agreement, will be validly issued, fully paid, and non-assessable.
     The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Michigan.
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Aastrom Biosciences, Inc.
June 16, 2011

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (through incorporation by reference from a Current Report on Form 8-K). In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Dykema Gossett pllc
Dykema Gossett pllc
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